UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026 (September 30, 2026)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IPDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On October 5, 2026, PDN Intelligence, Inc. (“PDN Intelligence”), a wholly owned subsidiary of Professional Diversity Network, Inc. (the “Company”), entered into (i) an Equipment Lease Agreement (the “Lease Agreement”) with Goodwill Labs Inc. (“Goodwill”), (ii) a Tri-Party Compute Services Collaboration and Revenue Sharing Agreement (the “Collaboration Agreement”) with Goodwill and HashForest Technology LLC (“HashForest”) and (iii) a Secured Term Loan and Security Agreement (the “Loan Agreement”) with Goodwill. These agreements and the related equipment purchase provide for approximately $1.177 million of initial capital commitments for two NVIDIA B300 eight-GPU systems in the Company’s graphics processing unit (“GPU”) infrastructure business.

PDN Intelligence is acquiring one system from AMAX Engineering Corporation (“AMAX”) for $588,581.99 (the “Leased Equipment”), which it will lease to Goodwill, and agreed to lend Goodwill $588,849.23 to finance Goodwill’s acquisition of a second system (the “Financed Equipment”). Goodwill had previously secured the Financed Equipment in an existing AMAX order for which no additional units were available, and the loan structure is intended to accelerate deployment of that system.

On September 30, 2026, the Company paid AMAX $294,291.00 of the purchase price of the Leased Equipment on behalf of PDN Intelligence, and the remaining $294,290.99 is payable before shipment. Title to the Leased Equipment will pass directly from AMAX to PDN Intelligence. The Company is funding both arrangements through intercompany funding to PDN Intelligence.

Equipment Lease Agreement

The Lease Agreement has a 60-month base term beginning upon delivery, installation and acceptance of the Leased Equipment at a data center in Hillsboro, Oregon. Annual base rent equals 20% of the acquisition cost (approximately $117,716), payable bi-monthly, and Goodwill’s rent obligation is not contingent on revenue from the equipment. Either party may terminate for convenience on or after the second anniversary of commencement on 90 days’ notice, without a termination fee. At expiration, Goodwill may return the equipment or purchase it at its appraised fair market value, and PDN Intelligence otherwise retains the residual-value risk. If delivery does not occur by January 15, 2027, PDN Intelligence may cancel the lease as to the undelivered equipment and seek a refund from AMAX, although AMAX’s terms provide that GPU purchases are final.

Tri-Party Compute Services Collaboration and Revenue Sharing Agreement

The Collaboration Agreement governs the commercial operation of the Leased Equipment only. Goodwill operates the project and contracts with customers, HashForest provides technical-support and billing services, and PDN Intelligence provides market-growth services. Bi-monthly project profit, generally customer collections less specified operating costs and reserves, is allocated 75% to PDN Intelligence and the remainder to Goodwill and HashForest, with base rent under the Lease Agreement credited against, rather than added to, PDN Intelligence’s share. PDN Intelligence’s share may be reduced in later periods to reimburse Goodwill for rent funded from its own resources and for specified carryforward adjustments. The Collaboration Agreement has an initial 24-month term from commercial service commencement and ends following termination of the Lease Agreement. After the initial term, any party may terminate on 90 days’ notice, and termination by Goodwill ends the agreement for all parties.

Secured Term Loan and Security Agreement

Under the Loan Agreement, PDN Intelligence agreed to lend Goodwill $588,849.23 to acquire the Financed Equipment, which Goodwill will own subject to PDN Intelligence’s first-priority security interest in that equipment and related proceeds. The loan bears no fixed interest and has no scheduled principal payments. Instead, Goodwill must pay PDN Intelligence 75% of the positive bi-monthly distributable profit from the Financed Equipment, and no payment is due for any period without positive distributable profit.

The Loan Agreement has an initial two-year term beginning no later than January 15, 2027, during which neither party may terminate, and renews automatically for one-year terms unless either party gives at least 30 days’ notice of non-renewal. Under Sections 3.4 and 3.5 of the Loan Agreement, upon termination following non-renewal at the end of the initial two-year term or any renewal term, PDN Intelligence may elect to take title to the Financed Equipment, directly or through a designee, or to require Goodwill to sell it as PDN Intelligence’s agent, in each case at PDN Intelligence’s cost. Completion of that disposition discharges the loan principal regardless of the equipment’s value, and PDN Intelligence generally cannot require repayment of principal in cash.

If the disposition occurs on or after October 1, 2031, or earlier following specified material defaults, Goodwill must pay PDN Intelligence in cash any shortfall between the original loan amount and PDN Intelligence’s aggregate receipts, including profit-share payments and the sale proceeds or market value of the equipment. This undertaking does not apply to a disposition following non-renewal at the end of the initial two-year term, absent a material default.

The foregoing descriptions of the Lease Agreement, the Collaboration Agreement and the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements. The Company intends to file the agreements as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026, with certain portions omitted as permitted by Item 601 of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing PDN Intelligence’s acquisition of one NVIDIA B300-based artificial intelligence computing system described in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Form 8-K, including Exhibit 99.1, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding the expected delivery, installation, acceptance and deployment of the Leased Equipment and the Financed Equipment; the timing and amount of the remaining payment to AMAX; the intercompany funding arrangements described above; the expected commencement and performance of commercial compute services; anticipated rent, service-fee and profit-participation receipts under the Lease Agreement, the Collaboration Agreement and the Loan Agreement; PDN Intelligence’s ability to take title to, or direct the sale of, the Financed Equipment; and the development of the Company’s GPU infrastructure business. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: delays in or failure of delivery of the equipment by the supplier, and the limited availability of any refund or other remedy in that event, including because the supplier’s terms provide that purchases of GPUs are final; loss of or damage to the equipment; the Company’s dependence on a single counterparty, Goodwill, under each of the agreements, and the ability of Goodwill and HashForest to perform their obligations, including Goodwill’s ability to pay rent, profit-participation amounts and any minimum-return shortfall when due; Goodwill’s right to terminate the Lease Agreement after two years without an early-termination fee; the absence of fixed interest or scheduled principal repayment under the Loan Agreement and the discharge of principal upon disposition of the Financed Equipment regardless of its value; reductions in PDN Intelligence’s contingent service fees under the reimbursement and carryforward provisions of the Collaboration Agreement; demand for, utilization of and pricing of GPU compute services, which may be lower than expected; the profitability of the deployed equipment, on which PDN Intelligence’s service-fee and profit-participation receipts depend; changes in the value of GPU equipment, including as a result of technological obsolescence, new product releases or secondary-market conditions; requirements or restrictions imposed by manufacturers, distributors or suppliers, including NVIDIA and AMAX, relating to end users, end uses, resale or transfer of GPU equipment, which could limit, delay or increase the cost of PDN Intelligence’s taking title to, or transferring, selling or redeploying, the equipment; the enforceability and characterization of PDN Intelligence’s title to and security interest in the equipment and of the lease and loan arrangements; the accounting and tax treatment of the arrangements; export-control, sanctions and other regulatory requirements applicable to advanced computing equipment; the Company’s limited operating history in the GPU infrastructure business; the Company’s ability to fund future deployments; and the other risks described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Forward-looking statements speak only as of the date of this Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: October 6, 2026	By:	/s/ Yiran Gu
	Name:	Yiran Gu
	Title:	Chief Executive Officer and Chief Financial Officer